UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 29, 2026

MSP Recovery, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39445	84-4117825
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3525 NW 7th Street Miami, Florida	33125
(Address of principal executive offices)	(Zip Code)

(305) 614-2222

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MSPR	OTC Market Group, Inc.

Redeemable warrants, each lot of 4,375 warrants exercisable for one share of Class A common stock at an exercise price of $50,312.50 per share	MSPRW	OTC Market Group, Inc.

Redeemable warrants, each lot of 4,375 warrants exercisable for one share of Class A common stock at an exercise price of $0.4375 per share	MSPRZ	OTC Market Group, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Hazel Partners Holdings, LLC Funding

On May 29, 2026, MSP Recovery, Inc. (the “Company”), through its subsidiaries, entered into a letter agreement with Hazel Partners Holdings LLC (“Hazel”), in its capacity as administrative agent and lender under the Company’s existing working capital credit facility (the “Hazel Letter Agreement”) to provide $0.1 million to be used primarily for operating expenses.

As previously disclosed in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2025 (the “Q3-2025 Form 10-Q”), the Company is party to a working capital credit facility with Hazel (the “Working Capital Credit Facility”), which includes a discretionary funding mechanism referred to as the Operational Collection Floor. Advances under the Operational Collection Floor are made solely at Hazel’s discretion, are not subject to any commitment or minimum availability, and are conditioned on the satisfaction or waiver of applicable conditions under the governing credit documentation. The Working Capital Credit Facility does not provide the Company with committed liquidity, does not establish a borrowing base, and does not obligate Hazel to fund any amounts.

As of the filing of the Q3-2025 Form 10-Q, the Company disclosed that aggregate advances under the Operational Collection Floor had reached approximately $6.0 million, and that no remaining funding capacity was available under the facility at that time.

Pursuant to the Hazel Letter Agreement, Hazel has agreed, in its sole discretion, to make a one-time advance of $0.1 million to increase the Operational Collection Floor beyond the previously disclosed level. The advance was funded on May 29, 2026, subject to the conditions set forth in the Hazel Letter Agreement and the underlying credit agreement, including the absence of any event of default or default at the time of funding.

The $0.1 million advance is a standalone accommodation and does not reinstate, replenish, or otherwise reopen availability under the Working Capital Credit Facility or the Operational Collection Floor. Other than this specific advance, no additional funding is currently available to the Company under the Working Capital Credit Facility, and the Company has no rights to, and no reasonable basis to expect, any further advances thereunder. The Hazel Letter Agreement does not modify the discretionary nature of the facility, does not create any commitment for future funding, and does not provide the Company with access to ongoing or recurring liquidity.

The Company cautions that the receipt of the $0.1 million advance should not be viewed as indicative of Hazel’s willingness to provide future funding, the availability of additional liquidity, or the Company’s ability to meet its operating or debt service obligations beyond the funding of this specific amount.

The foregoing description of the Hazel Letter Agreement does not purport to be complete and is qualified in its entirety by reference to the Hazel Letter Agreement, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

VRM MSP Recovery Partners, LLC Advances

On May 29, 2026, the Company entered into two letter agreements (the “VRM Letter Agreements”) with VRM MSP Recovery Partners, LLC (“VRM”).

Pursuant to the Advance Letter (the “Advance Letter”), VRM agreed to make available a one-time advance of $0.06 million. Pursuant to the Recovery Proceeds Letter (the “Recovery Proceeds Letter”), VRM agreed to permit the Company a one-time retention of $0.06 million in Primary Series Recovery Proceeds otherwise payable to VRM. Funding made available pursuant to the VRM Letter Agreements is to be used primarily to support the Company’s accounts payable obligations.

The VRM Letter Agreements provide that the Company will reimburse VRM for the full amounts under the Advance Letter and the Recovery Proceeds Letter, together with certain amounts previously permitted to be used by the Company from recovery proceeds otherwise distributable to VRM (the “Prior Consents”), promptly upon the closing of any loan or other financing transaction by the Company or its affiliates (other than proceeds from certain short-term financing from Hazel Partners Holdings, LLC), including financing from YA II PN, Ltd. or any debtor-in-possession financing in the event the Company operates under Chapter 11 protection. The VRM Letter Agreements further contemplate that any such financing counterparty would permit the use of financing proceeds for the reimbursement described above.

The advances set forth in the VRM Letter Agreements are described as one-time advances, and do not imply any obligation of VRM to provide any further advances, and VRM reserved all rights under the applicable limited liability company agreement and related documents.

The foregoing description of the VRM Letter Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the VRM Letter Agreements, which are filed as exhibits to this Current Report on Form 8-K.

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Virage Letter Agreement dated May 29, 2026 (Advance)
10.2	Virage Letter Agreement dated May 29, 2026 (Recovery Proceeds)
10.3	Amendment No. 3 to Second Amended and Restated Credit Agreement dated October 2, 2024 (incorporated by reference to Exhibit 10.1 to the Form 8-K filed on October 7, 2024)
10.4	Hazel Letter Agreement dated May 28, 2026
104	Cover Page Interactive File (the cover page tags are embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSP RECOVERY, INC.
Dated: June 4, 2026

	By:	/s/ John H. Ruiz
	Name:	John H. Ruiz
	Title:	Chief Executive Officer

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